Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): May 8, 2006

Humanity Capital Holding Corp.
(Exact name of registrant as specified in its charter)

Colorado	0-31765	84-1536520
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2735 Villa Creek, Suite 175, Dallas, Texas 75234
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (469) 522-6222

Tabatha IV, Inc.
(Former name or former address, if changed since last report)

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Form 8-K
Tabatha IV, Inc.
Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
Effective May 8, 2006, a change in our corporate name occurred. On that date, we became known as “Humanity Capital Holding Corp.”
The corporate name change was approved by our majority shareholder, acting by written consent without a meeting.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits.
Exhibit No.	Description
3.1	Articles of Amendment to Articles of Incorporation of Registrant, filed May 8, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: May 9, 2006.	HUMANITY CAPITAL HOLDING CORP.

By:	/s/ MIMBI ROBERTSON
Mimbi Robertson, President